INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement of the John Hancock Institutional Series Trust (1933 Act File No. 33-86102) on behalf of the John Hancock Active Bond Fund, John Hancock Dividend Performers Fund, John Hancock Medium Capitalization Growth Fund, John Hancock Small Capitalization Value Fund, John Hancock Small Capitalization Growth Fund, John Hancock International Equity Fund, John Hancock Independence Diversified Core Equity Fund II, John Hancock Independence Medium Capitalization Fund, John Hancock Independence Balanced Fund, John Hancock Core Value Fund, and John Hancock Core Growth Fund of our reports dated March 31, 2000, included in the Annual Report to Shareholders for the year ended February 29, 2000, in the Statements of Additional Information which are part of such registration statement.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and under the caption "Independent Auditors" in the Statements of Additional Information.


                                             /s/ Deloitte & Touche LLP
                                             -------------------------
                                             Deloitte & Touche LLP




Boston, Massachusetts
June 27, 2000